EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-57308, No. 33-59697, No. 333-36497, No. 333-61816 and No. 333-114534 of Ameron International Corporation on Form S-8 of our report dated February 3, 2003 (February 24, 2004 as to the effects of the stock split described in Note 16), appearing in this Annual Report on Form 10-K of Ameron International Corporation for the year ended November 30, 2004.

/s/ Deloitte & Touche LLP
Los Angeles, California
February 9, 2005